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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 20, 1998


                            ICHOR CORPORATION
            (Exact name of Registrant as specified in its charter)


                                   Delaware
                           (State of Incorporation)


           000-25132                                    25-1741849
   (Commission File Number)               (I.R.S. Employer Identification No.)


     Suite 1250, 400 Burrard Street, Vancouver, British Columbia  V6C 3A6
       (Address of principal executive offices, including postal code)


                                (604) 683-5767
              (Registrant's telephone number, including area code)




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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On October 20, 1998 ICHOR Corporation (the "Corporation") acquired all of the issued and outstanding shares of Nazca Holdings Ltd. ("NHL") a corporation organized under the laws of the Bahamas from eight shareholders (the "Vendors"). NHL, through its subsidiary, Nazca S.A. ("Nazca") a Chilean company, is in the business of the exploration for and development of ground water resources in Chile. Nazca is seeking to develop a water utility to provide bulk water supplies to mining, agricultural and public sectors in Chile.

Nazca has applied for eight exploration concessions (the "Concessions") in Chile, six of which are pending and two of which are granted. Nazca is in the process of conducting exploration and development work on the granted Concessions. Economic quantities of water have been located on the granted Concession sites.

The consideration payable by the Corporation to the Vendors consists of:

      (i) $200,000 per Concession payable upon receipt of regulatory approval allowing a perpetual right of access to and removal of ground water from the Concession. The payments shall be made by delivery of shares of the Corporation having an attributed value of between $1.00 and $1.75 per share, depending upon the fair market value of the shares at the time that the approval is granted. The Corporation has the option of allowing its interest in a Concession to revert to the original Vendors rather than making a payment, if it determines not to proceed with the development of a Concession;

      (ii) One share of the Corporation for each $1.00 of net after tax income earned by the Corporation from the Concessions, to a maximum of 1,500,000 shares of the Corporation.

The Corporation's obligation to issue shares is subject to receipt of any required shareholder approvals. The Corporation may make the payments or equivalent payments in cash, rather than by the issue of shares, in the event that all required shareholder approvals are not obtained.

Drummond Financial Corporation and Logan International Corp., two major shareholders of the Corporation, have entered into an agreement with the Vendors pursuant to which they have agreed to transfer 599,565 shares and 1,400,435 shares of the Corporation, respectively, to the Vendors as partial consideration for the Vendors entering into the purchase agreement with the Corporation. The obligation to transfer the shares is contingent upon Nazca meeting certain performance criteria on or before March 31, 1999.


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                                     -3-

The consideration payable by the Corporation in connection with the acquisition resulted from arms-length negotiations with the Vendors. The Corporation sought to tie the consideration payable to the Vendors to the productivity and yields from the Concessions over time.

Financial statements of Nazca are not included in this initial report and shall be filed within 60 days after the date that this initial report is required to be filed.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

Exhibit
Number                          Description
-------                         -----------

2.1             Purchase Agreement between ICHOR Corporation and Nazca
                Holdings Ltd.


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                                     -5-

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                          ICHOR CORPORATION

                                          By:  /s/ Roy Zanatta
                                               ----------------------
                                               Roy Zanatta
                                               Secretary and Director


Date:  October 20, 1998


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                              ICHOR CORPORATION
                                   FORM 8-K

                                EXHIBIT INDEX


Exhibit
Number                          Description
-------                         -----------

2.1             Purchase Agreement between ICHOR Corporation and Nazca
                Holdings Ltd.